AMENDMENT # 1 TO PARTICIPATION AGREEMENT

                                  AMONG

                   PIONEER VARIABLE CONTRACTS TRUST,

         FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK,

                     PIONEER INVESTMENT MANAGEMENT, INC.

                                   AND

                     PIONEER FUNDS DISTRIBUTOR, INC.

	THIS AMENDMENT, made and entered into this 22nd day of October 2012 by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY, OF NEW YORK, a New York life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and Pioneer Funds Distributor, Inc. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts. PIM and PFD are members of the UniCredit banking group, register of banking groups.

	WHEREAS, the Company, the Trust, PIM and PFD entered into a Participation Agreement dated as of the 13th of December, 2004, as amended (the "Fund Participation Agreement");

	WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Fund Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Fund Participation Agreement shall remain in full force and effect.

	NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fund Participation Agreement as follows:

	1.	Schedule A of the Agreement is hereby deleted and replaced in
		its entirety with the Schedule A attached hereto.

	Except as expressly modified herein, all other provisions of the Fund Participation Agreement shall remain in full force and effect.

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	IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fund Participation Agreement as of the date first written above.




					FIRST SYMETRA NATIONAL LIFE
					INSURANCE COMPANY OF NEW YORK

					By its authorized officer,


					By:/s/Daniel R. Guilbert
					Daniel R. Guilbert, Executive Vice
								President
					Date: 10/22/12

					PIONEER VARIABLE CONTRACTS TRUST,
					on behalf of the Portfolios
					By its authorized officer and not
					individually,


					By:/s/Christopher J. Kelley
 					Christopher J. Kelley, Secretary
					Date: 10/22/12

					PIONEER INVESTMENT MANAGEMENT, INC.
					By its authorized officer,


					By: /s/Gregg Dooling
 					Gregg Dooling, Chief Financial Officer
					Date: 10/22/12


					PIONEER FUNDS DISTRIBUTOR, INC.
					By its authorized officer,


					By: /s/Joseph D. Kringdon
 					Joseph D. Kringdon, President
					Date: 10/22/12


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                                    SCHEDULE A

                       Accounts, Contracts and Portfolios
                     Subject to the Participation Agreement

Name of Separate
Account and Date					Portfolios and
Established by Board of 	  Contracts Funded	Class of Shares
Directors			  by Separate Account	Available to Contracts
------------------------------------------------------------------------------
First Symetra Separate Account S  Variable Annuity	Pioneer Equity Income
established February 2, 1995 				VCT Portfolio -
							 (Class I & II Shares)


							Pioneer Small Cap Value
							VCT Portfolio
							(Class I & II Shares)

							Pioneer Emerging Markets
							VCT Portfolio
							(Class I &II Shares)

							Pioneer Strategic
							Income VCT Portfolio
							(Class I & II Shares)

							Pioneer High Yield VCT
							Portfolio
							(Class I & II Shares)

							Pioneer Growth
							Opportunities VCT
							Portfolio (Class I
							Shares)

							Pioneer Fund VCT
							Portfolio
							(Class I Shares )

							Pioneer Mid Cap Value
							VCT Portfolio (Class I
							& II Shares)

							Pioneer Bond VCT
							Portfolio (Class I
							Shares)

							Pioneer Money Market
							VCT Portfolio
							(Class I Shares)

							Pioneer Small Cap
							Value II VCT Portfolio
							(Class I Shares)

							Pioneer Real Estate
							VCT Portfolio
							(Class I & II Shares)